Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2007 relating to the financial statements and financial statement schedule, which appears in Bluefly's Annual Report on Form 10-K for the year ended December 31, 2006.


PricewaterhouseCoopers LLP
New York, NY
June 11, 2007